Exhibit 99.1
MEDICIS NEWS 8125 North Hayden Road Scottsdale, AZ 85258 (602) 808-8800 www.medicis.com FOR IMMEDIATE RELEASE
CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS REPORTS DECEMBER 2005 FINANCIAL RESULTS
SCOTTSDALE, Arizona—March 15, 2006—Medicis (NYSE:MRX) today announced December 2005 quarter-end revenue of approximately $80.7 million with “if-converted” net income of approximately $20.1 million, or $0.29 per diluted share, absent tax-effected special items of $18.8 million. The net impact of the special items resulted in an increase to net income and is more fully described below. This is compared to December 2004 quarter-end revenue of $92.3 million with “if-converted” net income of $25.4 million, or $0.36 per diluted share, absent tax-effected special charges of $3.6 million.
Including the tax-effected special items of $18.8 million, the Company reported Generally Accepted Accounting Principles (“GAAP”) net income of $37.3 million, or $0.56 per diluted share for the December 2005 quarter-end, compared to December 2004 quarter-end GAAP net income of $20.2 million, or $0.31 per diluted share. Diluted per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP.
During the three months ended December 31, 2005, the Company recorded a net increase of $18.8 million associated with the following special items:
•	$59.8 million ($38.3 million tax-effected) gain included in other income, net of the expensing of accumulated transaction costs related to the terminated Inamed Corporation merger transaction and integration planning costs incurred during the quarter ended December 31, 2005;

•	$11.9 million ($7.7 million tax-effected) special charge for purchased research and development associated with the achievement of certain clinical milestones by Dow Pharmaceutical Sciences (“Dow”);

•	$9.2 million ($5.9 million tax-effected) special charge associated with the write-down of an intangible asset associated with DYNACIN® Capsules; and

•	$7.3 million ($5.9 million tax-effected) expense associated with FAS 123R share-based compensation expense. $6.8 million of this expense was recorded in selling, general and administrative expenses, and $0.5 million was recorded in research and development expenses.
The decrease in total revenue of approximately $11.7 million in the December 2005 quarter primarily is attributable to a $12.9 million reduction in contract revenue. The Company continues to experience erosion in our DYNACIN® and LOPROX® franchises due to generic competition. The Company believes its future growth drivers to be the RESTYLANE®, VANOS™ and PLEXION® franchises. At the end of the December 2005 quarter, the Company’s core brands included DYNACIN®, LOPROX®, OMNICEF®, PLEXION®, RESTYLANE®, TRIAZ® and VANOS™. Additionally, the Company’s gross profit margin for the quarter ended December 31, 2005, was consistent with the prior period at approximately 85%.
Absent the special items above, selling, general and administrative expenses for the three months ended
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December 31, 2005, were approximately $31.9 million, compared to $32.2 million for the same period last year, absent special charges of $0.6 million.
The following table represents a reconciliation of GAAP financial information to non-GAAP financial information. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	December 31,
	2005	2004
GAAP selling, general and administrative	$47,873	$32,810
Special charge for R&D, including related professional fees	—	(527)
Special charge for write-down of an intangible asset associated with DYNACIN® Capsules	(9,171)	—
FAS 123R share-based compensation expense	(6,763)	(129)

Selling, general and administrative, absent special charges and FAS 123R expenses	$31,939	$32,154

Absent FAS 123R share-based compensation expense and special charges for a research and development collaboration, research and development expenses were approximately $4.9 million for the December 2005 quarter-end, compared to approximately $4.4 million for the same period last year.
The following table represents a reconciliation of GAAP financial information to non-GAAP financial information. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	December 31,
	2005	2004
GAAP research and development	$17,313	$9,377
Special charge for R&D collaborations	(11,948)	(5,000)
FAS 123R share-based compensation expense — R&D	(494)	—

Research and development, absent special charges and
FAS 123R share-based compensation expense	$4,871	$4,377

Interest income for the December 2005 quarter-end increased $3.3 million, or 132.5%, to $5.9 million from $2.6 million during the December 2004 quarter, primarily due to an increase in the interest rates achieved by our invested funds during the period. Absent the special items above, diluted earnings per share were $0.29 for the three months ended December 31, 2005, compared to $0.36 for the same period last year. The reduction in diluted earnings per share primarily is due to the reduction in contract revenue and profitability associated with it.
For the six months ended December 31, 2005, Medicis reported revenue of approximately $164.0 million with “if-converted” net income of approximately $39.8 million, or $0.57 per diluted share, absent tax-effected special items of $13.3 million. The net impact of the special items resulted in an increase to net income and is more fully described below. This compared to revenue of $181.2 million with “if-converted” net income of $47.6 million, or $0.66 per diluted share, for the six months ended December 31, 2004, absent tax-effected special charges of $23.0 million.
Including the tax-effected special items of $13.3 million reported in the six months ended December 31, 2005, Medicis reported GAAP net income of $49.7 million, or $0.76 per diluted share for the six months ended December 31, 2005. The Company reported GAAP net income of $21.2 million, or $0.34 per diluted share for the six months ended December 31, 2004.
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During the six months ended December 31, 2005, the Company recorded a net increase of $13.3 million associated with the following special items:
•	$59.1 million ($37.8 million tax-effected) gain included in other income, net of the expensing of accumulated transaction costs related to the transaction and integration planning costs incurred during the six months ended December 31, 2005;

•	$11.9 million ($7.7 million tax-effected) special charge for purchased research and development associated with the Dow project;

•	$9.2 million ($5.9 million tax-effected) special charge associated with the write-down of an intangible asset associated with DYNACIN® Capsules; and

•	$14.9 million ($10.9 million tax-effected) expense associated with FAS 123R share-based compensation expense. $13.9 million of this expense was recorded in selling, general and administrative expenses, and $1.0 million was recorded in research and development expenses.
The decrease in total revenue of approximately $17.2 million for the six months ended December 31, 2005, primarily is attributable to a $25.8 million reduction in contract revenue and the effects of generic erosion in our DYNACIN® and LOPROX® franchises. RESTYLANE®, PLEXION® Cleansing Cloths and VANOS™ were the growth drivers for the six months ended December 31, 2005. Additionally, the Company’s gross profit margin for the six months ended December 31, 2005, was consistent with the prior period at approximately 85%.
Absent the special items above, selling, general and administrative expenses for the six months ended December 31, 2005 were approximately $65.6 million, compared to $64.2 million for the six months ended December 31, 2004, absent special charges of $1.5 million.
The following table represents a reconciliation of GAAP financial information to non-GAAP financial information. All numbers are shown in thousands and are not tax-effected.

	Six Months Ended
	December 31,
	2005	2004
GAAP selling, general and administrative	$89,360	$65,736
Special charge for R&D, including related professional fees	—	(1,277)
Special charge for integration planning costs	(691)	—
Special charge for write-down of an intangible asset associated with DYNACIN® Capsules	(9,171)	—
FAS 123R share-based compensation expense	(13,947)	(258)

Selling, general and administrative, absent special charges and FAS 123R expenses	$65,551	$64,201

Absent FAS 123R share-based compensation expense and special charges for a research and development collaboration, research and development expenses were consistent year over year with the Company reporting approximately $9.4 million for the six months ended December 31, 2005, compared to $10.1 million for the same period last year.
The following table represents a reconciliation of GAAP financial information to non-GAAP financial information. All numbers are shown in thousands and are not tax-effected.
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	Six Months Ended
	December 31,
	2005	2004
GAAP research and development	$22,367	$45,140
Special charge for R&D collaborations	(11,948)	(35,000)
FAS 123R share-based compensation expense — R&D	(1,000)	—

Research and development, absent special charges and
FAS 123R share-based compensation expense	$9,419	$10,140

Interest income for the six months ended December 31, 2005, increased $5.0 million, or 98.2%, to $10.1 million from $5.1 million during the comparable 2004 six months, primarily due to an increase in the interest rates achieved by our invested funds during the period. Absent the special items above, diluted earnings per share were $0.57 for the six months ended December 31, 2005, compared to $0.66 for the same period last year, primarily due to the reduction in contract revenue and profitability associated with it.
“We are pleased with the progress in our research and development pipeline and our corporate development opportunities,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We are very excited about the addition of RELOXIN® to our aesthetics franchise, and the potential future it holds for the Company. As noted in our 2006 guidance projections, we anticipate launching a new product in the relatively near future. We remain extremely confident in the Company’s prospects.”
Effective December 31, 2005, the Company changed its fiscal year end from June 30 to December 31. As a result, we have included, as a point of reference, the past two calendar years ending December 31, 2005 and December 31, 2004.
Per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP regardless of whether the outstanding 2.5% Convertible Senior Notes and 1.5% Convertible Senior Notes meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
The Company incurred Inamed transaction expenses during the calendar years ending 2004 and 2005. The total net benefit recognized from the inception of the proposed transaction through the termination of the Agreement was approximately $53.8 million. This includes the $59.1 million gain recognized during our transition period of July 1, 2005 through December 31, 2005, partially offset by approximately $5.3 million of integration planning costs incurred during the three months ended June 30, 2005.
Use of Non-GAAP Financial Information:
To the extent that the Company has provided non-GAAP financial information in this press release, it has done so in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as special charges for research and development that
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may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
2006 Guidance
Based upon information available currently, the Company’s financial guidance is as follows:
Calendar 2006
(in millions, except per share amounts)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Calendar Year
	(3/31/06)	(6/30/06)	(9/30/06)	(12/31/06)	2006
	Estimated	Estimated	Estimated	Estimated	Estimated

Revenue objectives	$75	$85	$88	$96	$344
EPS objectives	$0.20	$0.25	$0.28	$0.37	$1.10
The above revenue and earnings per share estimates represent the approximate median of Medicis’ guidance range, excluding special charges. The above earnings per share guidance does not include FAS 123R share-based compensation expense. These estimates include the generic erosion effects of the DYNACIN® and LOPROX® franchises. The Company expects a product launch in the second quarter ended June 30, 2006, which is included in the above guidance. The Prescription Drug User Fee Act (“PDUFA”) date on this research and development project is in early May 2006. The Company will experience costs associated with this launch beginning in the first quarter of calendar 2006.
For calendar 2006, the Company expects gross profit margins of approximately 84%-85%, annual research and development costs of approximately 5% of total revenue, and a tax rate of 36%-37%. Selling, general and administrative expenses are expected to be between approximately $37 million and $40 million per quarter, primarily due to costs associated with the anticipated new product launch, headquarters facility expansion, an investment in an Enterprise Resource Planning (ERP) system, and an increase in general operating costs. Shares used in diluted net income per share are expected to be approximately 70.5 million. The Company expects FAS 123R share-based compensation expense per quarter ranging from $7.2 million (pre-tax) in the first quarter of calendar 2006, decreasing to approximately $5.7 million (pre-tax) in the fourth quarter of calendar 2006, and are not included in the above guidance.
Additionally, the Company plans to incur costs associated with the clinical development of RELOXIN® during calendar year 2006, which are not included in the current guidance. Such amounts will be concentrated mainly in research and development. The Company will give further guidance throughout the year as the project progresses.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The
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Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including Medicis’ future prospects, earnings guidance, business development activities, the potential acquisition of RELOXIN® and the benefits related thereto and product development pipeline. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply and the receipt of required regulatory approvals, the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties), the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2005, and other documents we file with the Securities and Exchange Commission. Additionally, there can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or
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obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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Medicis
Summary Statements of Operations
(in thousands, except per share data)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2005		2004		2005		2004

Revenues	$80,690		$92,349		$163,954		$181,167
Cost of revenues	12,087		13,438		24,111		27,270

Gross profit	68,603		78,911		139,843		153,897
Operating expenses:
Selling, general and administrative	47,873	(a)(b)	32,810	(e)(f)	89,360	(h)(b)(i)	65,736	(j)(k)
Research and development	17,313	(a)(c)	9,377	(g)	22,367	(h)(c)	45,140	(l)
Depreciation and amortization	6,113		5,189		12,420		10,222

Total operating expenses	71,299		47,376		124,147		121,098
Operating (loss) income	(2,696)		31,535		15,696		32,799
Other income, net	(59,801	)(d)	—		(59,801	)(d)	—
Interest (income) expense, net	(3,276)		101		(4,726)		248
Income tax expense	23,120		11,233		30,502		11,328

Net income	$37,261		$20,201		$49,721		$21,223

Basic net income per common share	$0.69		$0.37		$0.92		$0.38

Diluted net income per common share	$0.56	(p)	$0.31	(p)	$0.76	(q)	$0.34	(q)

Shares used in basic net income per common share	54,335		54,716		54,323		55,972
Shares used in diluted net income per common share	69,710		70,843		69,772		72,160

Cash flow from operations	$119,924		$31,559		$147,990		$45,465
Medicis Reconciliation of Non-GAAP Financial Measures:
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended December 31, 2005 and December 31, 2004, and the twelve months ended December 31, 2005 and 2004. The Company has provided non-GAAP financial information in order to provide investors with meaningful supplemental information regarding its operational performance and to enhance investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and comparisons to competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as integration planning costs and FAS 123R share-based compensation expenses, which may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

GAAP Net income (above)	$37,261		$20,201		$49,721		$21,223
Special charge for R&D, including related professional fees (tax-effected)	7,708	(c)	3,482	(e)(g)	7,708	(c)	22,855	(j)(l)
Special charge for integration planning costs (tax-effected)	—		—		439	(i)	—
Special benefit for termination fee received from Inamed, net of transaction costs and integration planning costs (tax-effected)	(38,269	)(d)	—		(38,269	)(d)	—
Special charge for write-down of an intangible asset associated with DYNACIN® Capsules (tax-effected)	5,869	(b)	—		5,869	(b)	—
FAS 123R share-based compensation expense (tax-effected)	5,890	(a)	82	(f)	10,958	(h)	164	(k)

Net income absent special charges	$18,459		$23,765		$36,426		$44,242
Interest expense and associated bond offering costs (tax-effected)	1,675	(p)	1,674	(p)	3,354	(q)	3,351	(q)

“If-converted” net income absent special charges and FAS 123R share-based compensation expense	$20,134		$25,439		$39,780		$47,593

Shares used in diluted net income per common share	69,710		70,843		69,772		72,160
Diluted net income per common share	$0.29		$0.36		$0.57		$0.66

(a)	Reported selling, general and administrative expenses include approximately $6.8 million ($5.5 million tax-effected) of FAS 123R share-based compensation expense, and reported research and development expenses include $0.5 million ($0.4 million tax-effected) of FAS 123R share-based compensation expense.

(b)	Reported selling, general and administrative expenses include approximately $9.2 million ($5.9 million tax-effected) related to a write-down of an intangible asset associated with DYNACIN® Capsules.

(c)	Reported research and development expenses include a special charge of $11.9 million ($7.7 million tax-effected) relating to a research and development collaboration.

(d)	Other income, net, of approximately $59.8 million ($38.3 million tax-effected) represents the termination fee received from Inamed related to the termination of the proposed merger, net of the expensing of accumulated transaction costs and business integration costs incurred during the three months ended December 31, 2005.

(e)	Reported selling, general and administrative expenses include a special charge of $0.5 million ($0.3 million tax-effected) of professional fees relating to a research and development collaboration.

(f)	Reported selling, general and administrative expenses include $0.1 million ($0.1 million tax-effected) of FAS 123R share-based compensation expense related to restricted stock awards.

(g)	Reported research and development expenses include a special charge of $5.0 million ($3.2 million tax-effected) relating to a research and development collaboration.

(h)	Reported selling, general and administrative expenses include approximately $13.9 million ($10.3 million tax-effected) of FAS 123R share-based compensation expense, and reported research and development expenses include $1.0 million ($0.7 million tax-effected) of FAS 123R share-based compensation expense.

(i)	Reported selling, general and administrative expenses include a special charge of $0.7 million ($0.4 million tax-effected) related to costs associated with integration planning.

(j)	Reported selling, general and administrative expenses include a special charge of $1.3 million ($0.8 million tax-effected) of professional fees relating to research and development collaborations.

(k)	Reported selling, general and administrative expenses include $0.3 million ($0.2 million tax-effected) of FAS 123R share-based compensation expense related to restricted stock awards.

(l)	Reported research and development expenses include a special charge of $35.0 million ($22.1 million tax-effected) relating to research and development collaborations.

(m)	Reported selling, general and administrative expenses include approximately $14.2 million ($10.4 million tax-effected) of FAS 123R share-based compensation expense, and reported research and development expenses include $1.0 million ($0.7 million tax-effected) of FAS 123R share-based compensation expense.

(n)	Reported selling, general and administrative expenses include a special charge of $6.0 million ($3.8 million tax-effected) related to costs associated with integration planning.

(o)	Reported research and development expenses include a special charge of $20.3 million ($12.7 million tax-effected) relating to research and development collaborations.

(p)	To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $1.7 million are added back to GAAP net income for the three months ended December 31, 2005 and 2004, and divided by shares used in diluted net income per common share.

(q)	To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $3.4 million are added back to GAAP net income for the six months ended December 31, 2005 and 2004, and divided by shares used in diluted net income per common share.

(r)	To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $6.7 million are added back to GAAP net income for the twelve months ended December 31, 2005 and 2004, and divided by shares used in diluted net income per common share.

(s)	Reported selling, general and administrative expenses include a special charge of $1.3 million ($0.8 million tax-effected) of professional fees relating to research and development collaborations.

(t)	Reported selling, general and administrative expenses include $0.5 million ($0.3 million tax-effected) of FAS 123R share-based compensation expense related to restricted stock awards.

(u)	Reported research and development expenses include a special charge of $35.0 million ($22.1 million tax-effected) relating to research and development collaborations.

(v)	Diluted net income per common share for the years ended December 31, 2005 and 2004 was calculated by using the average of the periodic diluted common shares outstanding during the year. For the period from January 1, 2005 to June 30, 2005, diluted common shares outstanding was calculated using APB Opinion No. 25, while for the period from July 1, 2005 to December 31, 2005, diluted common shares outstanding was calculated using FAS 123R. The Company adopted FAS 123R effective July 1, 2005.
Balance Sheets

	At December 31, 2005	At June 30, 2005	At December 31, 2004
Assets
Cash, cash equivalents & short-term investments	$742,532	$603,568	$532,518
Accounts receivable, net	46,697	47,220	45,716
Inventory, net	19,076	20,701	16,919
Other current assets	24,979	27,436	36,875

Total current assets	833,284	698,925	632,028
Property and equipment, net	5,416	6,143	6,429
Intangible assets, net	302,930	324,210	334,944
Other assets	4,325	13,973	6,470

Total assets	$1,145,955	$1,043,251	$979,871

Liabilities and stockholders’ equity
Current liabilities	$140,831	$98,854	$79,637
Contingent convertible senior notes 2.5% due 2032	169,155	169,155	169,155
Contingent convertible senior notes 1.5% due 2033	283,910	283,910	283,910
Deferred tax liability	8,572	4,986	2,343
Stockholders’ equity	543,487	486,346	444,826

Total liabilities and stockholders’ equity	$1,145,955	$1,043,251	$979,871

Working capital	$692,453	$600,071	$552,391

Summary Statements of Operations
(in thousands, except per share data)

	Twelve Months Ended
	December 31,
	2005		2004

Revenues	$359,686		$350,960
Cost of revenues	52,288		52,458

Gross profit	307,398		298,502
Operating expenses:
Selling, general and administrative	158,778	(b)(m)(n)	124,874	(s)(t)
Research and development	42,903	(m)(o)	52,343	(u)
Depreciation and amortization	24,548		19,850

Total operating expenses	226,229		197,067
Operating income	81,169		101,435
Other income, net	(59,801	)(d)	—
Interest (income) expense, net	(5,804)		892
Income tax expense	53,288		34,943

Net income	$93,486		$65,600

Basic net income per common share	$1.72		$1.17

Diluted net income per common share	$1.44	(r)(v)	$0.99	(r)(v)

Shares used in basic net income per common share	54,290		56,219
Shares used in diluted net income per common share	69,558		72,902

Cash flow from operations	$232,505		$133,447
(more)

GAAP Net income (above)	$93,486		$65,600
Special charge for R&D, including related professional fees (tax-effected)	12,684	(o)	22,855	(s)(u)
Special charge for integration planning costs (tax-effected)	3,804	(n)	—
Special benefit for termination fee received from Inamed, net of transaction costs and integration planning costs (tax-effected)	(38,269	)(d)	—
Special charge for write-down of an intangible asset associated with DYNACIN® Capsules (tax- effected)	5,869	(b)	—
FAS 123R share-based compensation expense (tax-effected)	11,122	(m)	328	(t)

Net income absent special charges	$88,696		$88,783
Interest expense and associated bond offering costs (tax-effected)	6,703	(r)	6,684	(r)

“If-converted” net income absent special charges and FAS 123R share-based compensation expense	$95,399		$95,467

Shares used in diluted net income per common share	69,558		72,902
Diluted net income per common share	$1.37		$1.31

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